FIRST AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (“First Amendment”) dated as of September 9, 2010, is entered into by and among Titan International, Inc. (the “Company”), the financial institutions that are or may from time to time become parties to the Credit Agreement hereinafter described (collectively, the “Lenders”) and Bank of America, N.A., both individually as a Lender and as Administrative Agent for the Lenders (“Administrative Agent”).  Capitalized terms used herein without definition shall have the same meanings herein as ascribed to such terms in the Credit Agreement.

WITNESSETH:

WHEREAS, the Company, the Lenders and Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of January 30, 2009 (together with all amendments, exhibits, schedules, attachments and appendices thereto, the “Credit Agreement”); and

               WHEREAS, the Company has requested that the Credit Agreement again be amended, inter alia, to (i) reduce the amount of the Revolving Commitment from $150,000,000 to $100,000,000; (ii) release the Lenders’ Lien on Equipment, the Real Estate and the Capital Securities of Titan Wheel Corporation of Virginia from the Lenders’ collateral for the Obligations; (iii) extend the Termination Date for two (2) years; and (iv) add new Lenders as parties to the Credit Agreement; and

WHEREAS, the Administrative Agent and the Lenders are willing to so amend the Credit Agreement pursuant to the terms and conditions hereof, subject, however, to, and effective upon, compliance with the conditions set forth herein below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company, Administrative Agent and Lenders hereby agree to the following, as of the First Amendment Effective Date:

1.     The definitions of “Adjusted Borrowing Base”, “Mortgage” and “Mortgaged Real Estate” as set forth in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and all reference therein and thereto are stricken and removed from the Credit Agreement.

2.     The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended in their entirety to be and to read as follows:

Accumulated Net Income means, as of any date of determination, the accumulated total (but not less than zero) of the Company’s Consolidated Net Income for the period from January

 1, 2010 to the end of the most recently completed fiscal year of the Company for which the financial statements described in Section 10.1.1 have been delivered, treating such period as a single accounting period.

Available Amount means, on any date of determination, (a) the sum of (i) $50,000,000 plus (ii) fifty percent (50%) of Accumulated Net Income on such date minus (b) the sum of (i) all Permitted Redemptions made on or after January 1, 2010 plus (ii) all Permitted Minority Investments made on or after January 1, 2010.  For purposes of calculating the Available Amount, the redemption by the Company of (i) $53,900,000 of Senior Notes in 2010 prior to the First Amendment Effective Date and (ii) any additional Senior Notes utilizing the proceeds from the issuance of the 2010 Notes shall be deemed a Permitted Refinancing, not a Permitted Redemption.

Availability Percentage means the numerical percentage equivalent of the fraction, the numerator of which is the Revolving Outstandings and the denominator of which is the Borrowing Base based upon, and determined as of the date of, the most recent Borrowing Base Certificate furnished by the Company to the Administrative Agent from time to time and as of the date of any request by Company for a Revolving Loan.

Borrowing Base means an amount equal to the total of (a) 75% of the book value of all Eligible Accounts plus (b) 50% of the book value of all Eligible Inventory; provided, that in no event shall the Accounts or Inventory of Titan Wheel Corporation of Virginia be included in the calculation of the Borrowing Base.  Upon the request of the Company and the receipt by Lenders of acceptable field exams, Lenders may, in their sole discretion, increase such advance rates.

Change of Control means any of the following:  (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the issued and outstanding shares of Capital Securities of the Company have the right to vote for the election of directors of the Company under ordinary circumstances; (b) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than retirement, death or disability to constitute a majority of the directors then in office, or (c) the Company shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Capital Securities of any Domestic Subsidiary (other than the Capital Securities of Titan Wheel Corporation of Virginia).

Collateral Documents means, collectively, the Guaranty and Collateral Agreement, each Collateral Access Agreement, each Perfection Certificate, each control agreement and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants or purports to grant collateral to the Administrative Agent for the benefit of the Lenders or otherwise relates to such collateral.

Domestic Subsidiaries means any Subsidiary of the Company (excluding any Immaterial Subsidiary) organized under the laws of the United States or any state thereof, including, but not limited to, Titan Tire Corporation, an Illinois corporation, Titan Tire Corporation of Freeport, an Illinois corporation, Titan Tire Corporation of Bryan, an Ohio corporation and Titan Wheel Corporation of Illinois, an Illinois corporation.

Eligible Inventory means Inventory of the Company or any Domestic Subsidiary which meets each of the following requirements:

(a)  it (i) is subject to a perfected, first priority Lien in favor of the Administrative Agent and (ii) is not subject to any other assignment, claim or Lien;

(b)  it is salable and not obsolete or discontinued;

(c)  it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;

(d)  it is not subject to any agreement or license which would restrict the Administrative Agent’s ability to sell or otherwise dispose of such Inventory;

(e)  it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

(f)  it does not materially breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

(g)  it has a value not in excess of $30,000,000 in the aggregate if it is stored outside of the Real Estate; provided, that if such Inventory is located on real property (i) owned by a Loan Party which is subject to a mortgage in favor of a third party lender, such Inventory shall only be Eligible Inventory to the extent a mortgagee waiver in favor of the Administrative Agent has been obtained or (ii) leased by a Loan Party, such Inventory shall only be Eligible Inventory to the extent a landlord waiver in favor of the Administrative Agent has been obtained, in the case of clauses (i) and (ii), in form and substance acceptable to the Administrative Agent.

Fee Letter means the (i) fee letter dated November 25, 2008 between the Administrative Agent and the Company and (ii) the fee letter dated as of the First Amendment Effective Date between the Administrative Agent and the Company.

Revolving Commitment means $100,000,000, as reduced from time to time pursuant to Section 6.1.

Senior Notes means up to and including the $200,000,000 Senior Unsecured Notes due 2012 issued by the Company in 2006 pursuant to the Senior Note Indenture of which $139,948,000 remain outstanding as of the First Amendment Effective Date.

Termination Date means the earlier to occur of (a) January 31, 2014; or (b) such other date on which the Commitment terminates pursuant to Section 6 or 13.

3.     Section 1.1 of the Credit Agreement is hereby further amended by inserting the following definitions in their proper alphabetical order:

2009 Convertible Notes means the $172,500,000 Convertible Senior Subordinated Notes due 2017 issued by the Company in 2009 pursuant to the Indenture dated as of December 21, 2009.

2010 Notes means the Company’s issuance on or before December 1, 2010 of up to $200,000,000 in debt instruments consisting of unsecured, subordinated, convertible or senior secured notes with a maturity of no less than six months after the Termination Date of the Commitments, in any case, in form and substance satisfactory to the Administrative Agent; provided, that to the extent such Debt consists of subordinated or senior secured notes, such Debt shall be subject to a subordination agreement and/or an intercreditor agreement in form and substance satisfactory to the Administrative Agent.

A Rated Bank has the meaning set forth in subsection (d)(iii)(B) of the definition of Permitted Investments.

Departing Lender means First Tennessee Bank National Association.

Deposit Requirement means the deposit by the Company, from time to time, in a segregated deposit account maintained with the Administrative Agent subject to the security interest of the Lenders pursuant to the Guaranty and Collateral Agreement, (i) prior to the issuance of the 2010 Notes, of an amount equal to fifty percent (50%) of the outstanding principal balance of the Senior Notes and (ii) following the issuance of the 2010 Notes, of an amount equal to (x) seventy five percent (75%) of the outstanding principal balance of the Senior Notes, if the 2010 Note issuance is equal to or less than $150,000,000, and (y) one hundred percent (100%) of the outstanding principal balance of the Senior Notes, if the 2010 Note issuance is greater than $150,000,000; provided, that such Deposit Requirement shall be reduced by an amount equal to the sum of all Senior Notes redeemed by the Company from time to time after the First Amendment Effective Date.

Goodyear Foreign Acquisition means the Company’s purchase from Goodyear Tire and Rubber Company (“Goodyear”) of certain of its tire assets, including the Goodyear Dunlap Tires France Amiens North facility, pursuant to and in accordance with the terms and conditions described in the Company’s 10-Q dated as of September 30, 2009, including, without limitation, the obligation of Titan to prepay all royalties due to Goodyear for the use of the Goodyear name and/or related trademarks; provided, that (i) such Acquisition meets each of the conditions set forth in the definition of Permitted Acquisition (excluding the condition set forth in clause (v)

thereof) and (ii) the final economic terms and conditions of such Acquisition, including, without limitation, the terms of all royalty payments, shall be subject to the review and approval of the Required Lenders (such approval not to be unreasonably withheld).

First Amendment Effective Date means September 9, 2010.

Permitted Acquisition means any Acquisition by the Company or any Domestic Subsidiary where (i) the business or division acquired is for use, or the Person acquired is engaged, in one or more of the businesses engaged in by Company and the Domestic Subsidiaries on the Restatement Date or businesses reasonably related thereto, (ii) in the case of the Acquisition of the equity interests of any Person, the board of directors (or similar body) of such Person has approved such Acquisition and all of the equity interests of such Person are being acquired, (iii) immediately before and after giving effect to such Acquisition, no Default or Event of Default shall exist, (iv) immediately after giving effect to such Acquisition, the Company is in pro forma compliance with Section 11.14, (v) the aggregate cash consideration to be paid by the Company and the Domestic Subsidiaries when aggregated with all other Acquisitions consummated since the First Amendment Effective Date (excluding the Goodyear Foreign Acquisition) is less than $25,000,000, (vi) the Company’s Revolving Outstandings are equal to or less than $10,000,000 on a pro forma basis after giving effect to the Acquisition, (vii) reasonably prior to such Acquisition, Administrative Agent shall have received an acquisition summary with respect to the Person and/or business or division to be acquired and, substantially contemporaneously with the closing of such Acquisition, complete executed or conformed final copies of each material document, instrument and agreement executed in connection with such Acquisition and (viii) the Company shall have complied with Section 10.9 hereof.

Permitted Investments means investments held by the Loan Parties which are: (a) a Note payable, or stock or other securities issued by Account Debtors to any Obligor pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, so long as Obligors deliver physical possession of such note payable, stock or other security to the Administrative Agent along with all endorsements and stock powers requested by the Administrative Agent with respect to any such Note payable, stock or security that exceeds $1,000,000; (b) existing investments in their Subsidiaries and in Titan Europe as of the Restatement Date as set forth on Schedule 11.11; (c) Permitted Minority Investments made by any Obligor (which once made, may be maintained) so long as, after giving effect thereto, tested only as of the date thereof and not subject to a retest due to a change in any of the following at any time thereafter: (A) the Company’s Revolving Outstandings are equal to or less than $10,000,000 on a pro forma basis after giving effect to such Investment, (B) the Available Amount equals or exceeds $0 and (C) no Event of Default or Default exists or would result therefrom; (d) so long as no Default or Event of Default shall have occurred and be continuing, the Obligors’ may use available unrestricted cash balances, subject to a perfected security interest in such investment in favor of the Administrative Agent, to acquire (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or

Moody’s Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, and either (A) such certificate of deposit is fully insured by the FDIC or (B) is issued by such commercial banks, each having combined capital, surplus and undivided profits of not less than $200,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (iv) interests or non-interest bearing deposits and time deposits, maturing no more than 30 days from the date of creation thereof, in each case with A Rated Banks or Lenders and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; (e) Notes payable or other indebtedness from any Foreign Subsidiary of any Loan Party, provided that (A) each such Foreign Subsidiary shall have executed and delivered to each such Obligor, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by such Foreign Subsidiary to such Obligor, which Intercompany Notes shall be in form and substance satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to a pledge agreement or security agreement in form and content satisfactory to the Administrative Agent in its sole discretion as additional collateral security for the Obligations, (B) each Loan Party shall record all intercompany transactions on its books and records in a manner consistent with past practices, (C) at the time any such intercompany loan or advance is made by any Obligor to any Foreign Subsidiary and after giving effect thereto, each such Obligor shall be Solvent, (D) no Default or Event of Default exists or would occur and be continuing after giving effect to any such proposed intercompany loan, (E) the recipient of such intercompany loans shall be creditworthy as determined by the Administrative Agent, (F) such foreign intercompany loans do not exceed at any time, in the aggregate, $50,000,000, plus the amount of any additional intercompany loans in connection with the Goodyear Foreign Acquisition and (G) the Company’s Revolving Outstandings are equal to or less than $10,000,000 after giving effect to such Investment; (f) Permitted Acquisitions; (g) the Goodyear Foreign Acquisition; and (h) a joint venture interest in Titan Wheel Corporation of Virginia so long as, after giving effect thereto, tested only as of the date thereof and not subject to a retest due to a change in any of the following at any time thereafter: (A) the Company’s Revolving Outstandings are equal to or less than $10,000,000, (B) the Available Amount equals or exceeds $0 and (C) no Event of Default or Default exists or would result therefrom.

Real Estate means, collectively, the real property of each of the Company and Titan Tire Corporation located in Quincy, Illinois and Des Moines, Iowa, respectively, the Freeport Facility, the Bryan Facility, the Brownsville Facility and the Virginia Facility.

4.     Sections 2.1.1, 2.1.2 and 2.1.3 of the Credit Agreement are hereby amended in their entirety to be and read as follows:

“2.1.1  Revolving Commitment.  Each Lender with a Revolving Commitment agrees to make loans on a revolving basis (“Revolving Loans”) from time to time until the Termination Date in such Lender’s Pro Rata Share of such aggregate amounts as the Company may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed Revolving Loan Availability.  Each of the parties hereto acknowledges and agrees that there are no Revolving Outstandings on the Effective Date.  Within the limits and provisions of this

Agreement, Company may make such borrowings, repay such advances, and make additional borrowing under the Loan.

2.1.2  Intentionally Omitted.

2.1.3  L/C Commitment.  (a)  Subject to Section 2.1.3(b) and Section 2.3.1, the Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, a “Letter of Credit”), at the request of and for the account of the Company from time to time before the scheduled Termination Date and, as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that (i) the L/C Obligations shall not at any time exceed $20,000,000, (ii) the Revolving Outstandings shall not at any time exceed Revolving Loan Availability and (iii) the Issuing Lender shall not be required to issue any Letter of Credit at any time that a Defaulting Lender exists unless and until either (a) a New Lender has replaced the Defaulting Lender in accordance with Section 15.1.2 or (b) the Company has made arrangements satisfactory to the Issuing Lender to eliminate any risk to the Issuing Lender from all Defaulting Lenders, including, without limitation, by cash collateralizing the Defaulting Lenders’ Pro Rata Share of all outstanding L/C Obligations.

(b)  The Issuing Lender shall not issue any Letter of Credit, if (i) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date, or (ii) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.”

5.     Section 6.2.2(a)(iii) of the Credit Agreement is hereby amended in its entirety to be and read as follows:

“(iii) Concurrently with the receipt of any Net Cash Proceeds from the issuance of any Debt of any Loan Party (excluding Debt permitted by Section 11.1(a) through (k) hereof) in an amount equal to 100% of such Net Cash Proceeds to the extent not used for Acquisitions by a Loan Party within one hundred eighty (180) days thereafter.”

6.     Section 10.1.5 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

“10.1.5  Borrowing Base Certificates.  Within thirty (30) days of the end of each of the first three Fiscal Quarters of each Fiscal Year and within sixty (60) days of the end of the last Fiscal Quarter of each Fiscal Year, a Borrowing Base Certificate dated as of the end of such Fiscal Quarter and executed by a Senior Officer of the Company on behalf of the Company (provided that (a) the Company shall deliver a Borrowing Base Certificate within twenty-five (25) days after the end of each calendar month if during such month the average daily balance of the Revolving Outstandings exceeded $75,000,000, (b) at any time an Event of Default exists, the Administrative Agent may require the Company to deliver Borrowing Base Certificates more frequently than quarterly, (c) the Company may, but is not required to, deliver a Borrowing Base

Certificate as of the date of any request by Company for a Revolving Loan, and (d) the Borrowing Base Certificate for each Fiscal Quarter shall be based on the Company’s unaudited financial statements).  In the event the Company fails to timely deliver a Borrowing Base Certificate as set forth hereinabove, then, in addition to all other remedies set forth herein, the Base Rate Margin, LIBOR Margin and L/C Fee Rate shall be automatically adjusted at the highest rates set forth in the Pricing Grid, until such Borrowing Base Certificate is delivered.”

7.     Section 10.2 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

“10.2  Books, Records and Inspections.  Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, any Lender or the Administrative Agent or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and after and as long as an Event of Default continues the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, the Administrative Agent and its representatives to inspect and/or audit the Inventory and Accounts of the Loan Parties at a cost to the Loan Parties of not more than $50,000 per annum (subject to the final sentence of this Section 10.2) and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory and Accounts, all at the expense of the Administrative Agent (except as set out in this Agreement).  If an Event of Default or Default exists, all such inspections or audits by the Administrative Agent shall be at the Company’s expense.”

8.     Section 10.3(b) of the Credit Agreement is hereby amended in its entirety to be and read as follows:

“(b)  Maintain, and cause each other Loan Party to maintain, with responsible insurance companies acceptable to the Administrative Agent, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.15 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule; and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender annually or upon any renewal of any policy a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties and delineating thereon the special provisions enumerated herein.  The Company shall cause each issuer of an insurance policy covering Inventory and general commercial liability to provide the Administrative Agent, for the benefit of any Lender, with an endorsement (i) showing the Administrative Agent as additional insured and loss payee with respect to each policy of commercial general liability insurance and personal property insurance covering Inventory and naming the Administrative Agent on behalf of the Lenders as an additional insured with respect to each such policy, (ii) providing that 30 days’ notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such personal property or liability insurance policy, and (iii) providing a waiver of subrogation in favor of the Administrative Agent on behalf of the Lenders.  The Company shall execute and deliver to the Administrative Agent a collateral assignment, in form and substance satisfactory to the Administrative Agent, of each business interruption insurance policy maintained by the Company.”

9.     Section 10.8 of the Credit Agreement is hereby amended by restating the first sentence thereof in its entirety to be and read as follows:

“If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party that could reasonably be expected to have a Material Adverse Effect, the Company shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets.”

10.     Section 10.9 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

“10.9  Further Assurances.  Take, and cause each other Loan Party to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are (A) secured by assets of the type of which the Loan Documents purport to grant a security interest in, including all Capital Securities of each Domestic Subsidiary (other than the Capital Securities of Titan Wheel Corporation of Virginia), of (i) the Company, (ii) each Domestic Subsidiary and (iii) any Subsidiary that becomes a guarantor of the Senior Notes or any other Material Debt, and (B) guaranteed by each Domestic Subsidiary and any Subsidiary that becomes a guarantor of the Senior Notes or any other Material Debt, in each case as the Administrative Agent may determine, including (x) the execution and delivery of guaranties, security agreements, pledge agreements, financing statements and other documents, and the filing of any of the foregoing, and (y) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.”

11.     Section 10.13 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

“10.13  Appraisals.  Each Loan Party shall, upon the Administrative Agent’s written request, cause the performance of such appraisals of the Inventory at Lenders’ expense (except with respect to the initial appraisals and any appraisal undertaken after an Event of Default which shall be at Company’s expense), as the Administrative Agent may from time to time reasonably request, which shall be conducted by the prior appraisal firms or reputable firms reasonably acceptable to the Administrative Agent and shall be in form and substance acceptable to the Administrative Agent; provided that if an Event of Default shall not have occurred, the Administrative Agent shall request such appraisals no more frequently than once annually from and after the Restatement Date.  Obligors shall reimburse the Administrative Agent for the costs of such appraisals for which they are responsible, and the same will constitute a part of the Obligations secured hereunder.  The Administrative Agent agrees to use reasonable efforts to limit the costs of such appraisals to not more than $25,000 per year (unless an Event of Default shall have occurred and be continuing) without limiting the scope of any such appraisal.  The Administrative Agent agrees to notify Company if any such appraisal exceeds or is anticipated to exceed such amount.”

12.     Section 10 of the Credit Agreement is hereby amended to add a new Section 10.16 thereto as follows:

“10.16  Deposit Requirement.  Make and maintain at all times the Deposit Requirement; provided, that the amount of such Deposit Requirement shall be reduced from time to time by the sum total of all redemptions or defeasances of the Senior Notes following the First Amendment Effective Date.  The Administrative Agent agrees to make the proceeds of such deposit available solely to permit the Company to redeem or defease the Senior Notes.”

13.     Section 11.1 of the Credit Agreement is hereby amended by (i) restating clause (a) thereof in its entirety as herein provided, (ii) deleting the “and” appearing at the conclusion of clause (h) therein, (iii) replacing the “.” appearing at the conclusion of clause (i) therein with a “;” and (iv) inserting the following new clauses (j) and (k) at the end thereof as follows:

“(a)  Debt of the Company and the Loan Parties in the aggregate outstanding amount not at any time exceeding $100,000,000;”

(j)  the 2009 Convertible Notes; and

(k)  the 2010 Notes, provided that (i) immediately before and after giving effect to the issuance of the 2010 Notes, no Default or Event of Default shall exist and (ii) to the extent the Senior Notes are outstanding at the time of such issuance of the 2010 Notes, then concurrently with such issuance the Company shall have satisfied the Deposit Requirement.”

14.     Section 11.2 of the Credit Agreement is hereby amended by (i) deleting the “and” appearing at the conclusion of clause (g) therein, (ii) replacing the “.” appearing at the conclusion of clause (h) therein with a “; and” and (iii) inserting the following clause (i) at the end thereof as follows:

“(i)  Liens on any Real Estate, Fixtures, and/or Equipment pledged to secure Debt permitted by Sections 11.1(a) and (k).”

15.     Section 11.4 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

“11.4  Restricted Payments.  Not, and not permit any other Loan Party to, (a) make any distribution to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities in excess of $10,000,000 in the aggregate in any Fiscal Year, (c) pay any management fees or similar fees to any of its equity holders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Subordinated Debt, (e) make any voluntary redemption, prepayment, defeasance, repurchase or any other voluntary payment in respect of any Senior Notes, the 2009 Convertible Notes, the 2010 Notes or any other Material Debt (other than a Debt secured by a Permitted Lien if the asset securing such Debt is sold in accordance with Section 11.5); or (f) set aside funds for any of the foregoing.  Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to the Company or to a Domestic Subsidiary; (ii) the Company may make regularly scheduled payments of interest in respect of Subordinated Debt to the extent permitted under the subordination provisions thereof; (iii) the Loan Parties may make regularly scheduled principal and interest payments in respect of, and may prepay with any Permitted Refinancing, the Senior Notes, the 2009 Convertible Notes, the 2010 Notes and any other Material Debt; provided, that, upon the issuance of the 2010 Notes, the Permitted Refinancing of the Senior Notes shall be prohibited; (iv) the Company may pay a cash dividend in any Fiscal Quarter of not more than $2,000,000 in the aggregate; (v) the Company may pay directors’ fees and reimbursable expenses; and (vi) in addition to the purchase or redemption of Capital Securities permitted pursuant to clause (b) of this Section 11.4, the Company may make Permitted Redemptions during the term of this Agreement on any date, so long as, after giving effect thereto, tested only as of the date thereof and not subject to a retest due to a change in any of the following at any time thereafter: (A) the Company’s Revolving Outstandings are equal to or less than $10,000,000, (B) the Available Amount equals or exceeds $0 and (C) no Event of Default or Default exists or would result therefrom.  For purposes of clarification, neither the Company nor any other Loan Party shall make any payment otherwise permitted to be made under this Section 11.4 to the extent such payment would be prohibited pursuant to the terms of the documents governing any Material Debt.”

16.     Section 11.5 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

“11.5  Mergers, Consolidations, Sales.  Not, and not permit any other Loan Party to, (a) create any Subsidiary; (b) without the Required Lenders’ prior written consent, not to be unreasonably withheld, consummate any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, including, without limitation, Titan Europe, (c) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for (x) sales of Inventory in the ordinary course of business, (y) the sale, transfer or conveyance of the Capital Securities of Titan Wheel Corporation of Virginia or (z) as otherwise allowed in this Agreement, or (d) sell or assign with or without recourse any receivables.  Notwithstanding the foregoing, the following shall be permitted: (i) with Required Lenders’ prior written consent (such consent not to be unreasonably withheld) the sale, transfer, conveyance or other disposition by a Loan Party of machinery and equipment during the term of this Agreement having an Orderly Liquidation

Value not exceeding $75,000,000 in the aggregate, provided however, no disposition may occur if and to the extent that any such contemplated disposition is for a cash amount which is less than the Orderly Liquidation Value of any such asset; (ii) transfers between Obligors provided that the Administrative Agent maintains a first priority perfected security interest in the asset transferred; (iii) sales of the Capital Securities of any Foreign Subsidiary; (iv) the sale, transfer, conveyance or other disposition by a Loan Party of equipment or fixtures that are obsolete or no longer used or useful in such Loan Party’s business and having a value not exceeding $20,000,000 in the aggregate in any Fiscal Year, provided such equipment or fixtures is replaced by equipment or fixtures of comparable value or worth; (v) Permitted Acquisitions and (vi) the Goodyear Foreign Acquisition. With respect to any disposition of assets or other properties permitted pursuant to clause (i) above, the Administrative Agent agrees, upon reasonable prior written notice, to release the Lien, if any, on such assets or other properties in order to permit the applicable Loan Party to effect such disposition and shall execute and deliver to Company at Company’s expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Company.”

17.     Section 11.10 of the Credit Agreement is hereby amended by restating the second sentence thereof in its entirety to be and read as follows:

“Not, and not permit any other Loan Party to, issue any Capital Securities other than (a) any issuance of shares of the Company’s Common Stock pursuant to (i) a stock split approved by the Company’s board of directors or (ii) any employee or director option program, benefit plan or compensation program; (b) any issuance by a Subsidiary to the Company or another Subsidiary in accordance with Section 11.4; or (c) any issuance of shares of the Company’s Common Stock in connection with a merger, a Permitted Acquisition or the Goodyear Foreign Acquisition.”

18.     Section 11.11 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

“11.11  Investments.  No Loan Party shall make or permit to exist any Investment in, any Person, except for Permitted Investments.”

19.     Section 11.14.2 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

“11.14.2  Fixed Charge Coverage Ratio.  In the event the average daily balance of the Revolving Outstandings exceed $70,000,000 during any 30 day period ending during any Fiscal Quarter, not permit the Fixed Charge Coverage Ratio for the Computation Period ending on the last day of such Fiscal Quarter to be less than 1.1 to 1.0.”

20.     Section 11.16 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

“11.16  Inventory.  Not permit Inventory of the Loan Parties having an aggregate book value exceeding Sixty Million and No/100 Dollars ($60,000,000.00) at any time to be in a location or locations other than the Real Estate.”

21.      Section 14.3 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

“14.3  Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.”

22.     Section 14.11 of the Credit Agreement is hereby amended by adding the following sentence at the conclusion thereof to be and read as follows:

“Each Lender, to the extent the Company or any of the Domestic Subsidiaries maintains a deposit account with such Lender, hereby agrees that, at all times during the term of this Agreement and whether or not such Lender remains a Lender under this Agreement, that it shall hold such amounts on deposit as collateral for the Obligations for the benefit of the Administrative Agent and all of the other Lenders.”

23.     Annex A and the Schedule to Exhibit C, each in the form attached to this First Amendment as Annex A and the Schedule to Exhibit C, respectively, are hereby made a part of the Credit Agreement in substitution and replacement of their counterparts which were originally attached hereto.

24.     The effectiveness of this First Amendment is subject to the satisfaction of all of the following conditions precedent:

(a)  The execution of this First Amendment by the Company, the Administrative Agent and the Lenders.

(b)  Each Loan Party and the Administrative Agent shall have executed and delivered the Reaffirmation and Fourth Amendment to Guaranty and Collateral Agreement (the “Reaffirmation”) in the form of Exhibit A attached hereto.

(c)  The Administrative Agent shall have executed and delivered to the Company, at the sole cost and expense of the Company, (i) the releases to the Mortgages, (ii) amendments to the UCC financing statements removing, as applicable, Equipment, Fixtures and the Capital Securities of Titan Wheel Corporation of Virginia from the Collateral description, and (iii) the original stock certificate evidencing the Capital Securities of Titan Wheel Corporation of Virginia.

(d)  The Company shall have provided a duly executed original of (i) a replacement Note for each existing and continuing Lender and (ii) a Note for each new Lender, all dated the First Amendment Effective Date.  On the First Amendment Effective Date, any Lenders currently in possession of a Note shall cancel and return to the Company the Notes which were originally delivered to them by the Company on the Restatement Date.

(e)  The Administrative Agent shall have received such legal opinions of counsel for each Obligor as Administrative Agent may reasonably request, each in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated the First Amendment Effective Date, with respect to the transactions contemplated by this First Amendment.

(f)  The Company shall have made the Deposit Requirement on the First Amendment Effective Date.

(g)  The Obligors shall be in full compliance with the terms of the Credit Agreement and the other Loan Documents, and no Event of Default or Default shall have occurred or be continuing before or after giving effect to this First Amendment.

(h)  For each Loan Party, such Person’s (a) charter (or similar formation document), certified by the secretary of each Loan Party; (b) good standing certificates in its state of incorporation (or formation); (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the First Amendment, the Reaffirmation and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification as of the date hereof.

(i)  The Company shall have paid the Administrative Agent (i) the fees referred to in that certain fee letter dated as of the First Amendment Effective Date by and among the Company and Administrative Agent, (ii) the reasonable costs and expenses of the Administrative Agent incurred by it in connection with the transactions contemplated by this First Amendment, and (iii) the reasonable fees and expenses of legal counsel of Administrative Agent in connection with the preparation, execution and negotiation of this First Amendment and the transactions contemplated thereby.

(j)  Borrower shall have delivered a departing lender consent executed by the Departing Lender in form satisfactory to the Administrative Agent.

(k)  All other legal matters incident to the execution and delivery hereof or contemplated hereby, including the delivery of all additional or ancillary documentation reasonably requested by Administrative Agent, shall be completed and satisfactory to the Administrative Agent and its counsel.

25.     Consent.  Each of the Required Lenders hereby consents to the release of Titan Wheel Corporation of Virginia (“Titan Virginia”) from its obligations under the Guaranty and Collateral Agreement and agrees that Titan Virginia shall be released as a guarantor under the Guaranty and Collateral Agreement as of the First Amendment Effective Date; provided, that the Company shall have designated Titan Virginia as an “Unrestricted Subsidiary” under the Senior Note Indenture in accordance with the terms of Sections 4.19, 10.05(b) and 12.04 thereof and delivered to the Administrative Agent substantially contemporaneously with the First Amendment Effective Date a copy of all documentation evidencing such designation of Titan Virginia as an “Unrestricted Subsidiary” under the Senior Note Indenture.

26.     Covenant.  The Company agrees that, no later than sixty (60) days following the First Amendment Effective Date, it shall have delivered to Administrative Agent a tri-party account control agreement in favor of the Administrative Agent with respect to each deposit account maintained with a Lender, which control agreements shall, in each case, be in form and substance acceptable to the Administrative Agent.

27.     Representations and Warranties of the Loan Parties.

(a)  Each of the Loan Parties represents and warrants that the execution, delivery and performance by each of the Loan Parties of this First Amendment and the documents and instruments delivered in connection therewith have been duly authorized by all necessary corporate action and that this First Amendment is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as the enforcement thereof may be subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

(b)  Each of the representations and warranties made by the Company as set forth in Section 9 of the Credit Agreement, as amended hereby, (except those representations that relate expressly to an earlier date which shall be true and correct in all material respects as of such earlier date) are and shall be true and correct (except that the representations contained in Section 9.4 shall be deemed to refer to the most recent financial statements of the Company delivered to Administrative Agent and the Lenders pursuant to Section 10.1 of the Credit Agreement) in all material respects, and that the Company and the Subsidiaries are and shall be in full compliance with the terms of the Credit Agreement as so amended and the Loan Documents and that no Event of Default or Default shall be continuing or shall result after giving effect to this First Amendment.

28.     Reference to and Effect on the Credit Agreement.

(a)  Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)  Except as specifically amended above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect and shall be binding upon the Loan Parties in all respects and are hereby ratified and confirmed.

(c)  The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of (a) any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any of the other Loan Documents, or (b) any Event of Default or Default under the Credit Agreement.

29.     This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be an original but all of which shall constitute one and the same instrument.

30.     Wherever possible, each provision of this First Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this First Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this First Amendment.

31.     This First Amendment shall be binding upon and enure to the benefit of the Administrative Agent, the Lenders and the Company and their successors and assigns.

32.     This First Amendment shall be construed and governed by and in accordance with the laws of the State of Illinois (without regard to principles of conflicts of laws).

33.     Immediately prior to the effectiveness of this First Amendment, the outstanding principal balance of Revolving Loans under the Credit Agreement is $0.  Each of the parties hereto further acknowledges and agrees that on the First Amendment Effective Date, the obligations of the Company with respect to the "Revolving Commitment" (giving effect to the amendment of such definition set forth in Section 2 hereof) and "Revolving Loans" under the Credit Agreement shall continue as the Revolving Commitment and the Revolving Loans, respectively, hereunder. On the First Amendment Effective Date, each Lender shall have the Revolving Commitment amount and the Pro Rata Share set forth in Annex A hereto.  Each new Lender party hereto shall become a Lender under the Credit Agreement (with the Revolving Commitment amount and the Pro Rata Share set forth in Annex A hereto).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

Company:

TITAN INTERNATIONAL, INC.

By:    /s/ TITAN INTERNATIONAL, INC.

Signature Page to First Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:   /s/ BANK OF AMERICA, N.A.

BANK OF AMERICA, N.A., as Issuing Lender and as a Lender

By:   /s/ BANK OF AMERICA, N.A.

Signature Page to First Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:   /s/ WELLS FARGO BANK, N.A.

Signature Page to First Amendment to Amended and Restated Credit Agreement

THE PRIVATEBANK AND TRUST COMPANY, as a Lender

By:   /s/ THE PRIVATE BANK AND TRUST COMPANY

Signature Page to First Amendment to Amended and Restated Credit Agreement

HARRIS NA, as a Lender

By:   /s/ HARRIS NA

Signature Page to First Amendment to Amended and Restated Credit Agreement

FIRST BANK OF HIGHLAND PARK, as a Lender

By:   /s/ FIRST BANK OF HIGHLAND PARK

Signature Page to First Amendment to Amended and Restated Credit Agreement

UMB BANK, n.a., as a Lender

By:   /s/ UMB BANK, n.a.

Signature Page to First Amendment to Amended and Restated Credit Agreement

BUSEY BANK, as a Lender

By:   /s/ BUSEY BANK

Signature Page to First Amendment to Amended and Restated Credit Agreement

ASSOCIATED BANK, N.A., as a Lender

By:   /s/ ASSOCIATED BANK, N.A.

Signature Page to First Amendment to Amended and Restated Credit Agreement

ANNEX A
LENDERS AND PRO RATA SHARES

Lender	Revolving Commitment Amount	Pro Rata Share
Bank of America, N.A.	$30,000,000.00	30.00%
Wells Fargo Bank, N.A.	$10,000,000.00	10.00%
The PrivateBank and Trust Company	$10,000,000.00	10.00%
First Bank of Highland Park	$10,000,000.00	10.00%
Busey Bank	$10,000,000.00	10.00%
UMB Bank, n.a.	$10,000,000.00	10.00%
Harris NA	$10,000,000.00	10.00%
Associated Bank, N.A.	$10,000,000.00	10.00%
TOTALS	$100,000,000.00	100%

EXHIBIT C

SCHEDULE TO BORROWING BASE CERTIFICATE1
Dated as of [_________________]

1. Gross Accounts		$_________

2. Less Ineligibles

- Administrative Agent’s Lien Not Perfected	$_________
- Subject to other Lien	$_________
- Subject to Offset, etc.	$_________
- Non-permitted Account Debtor not in U.S.	$_________
- Non-permitted Affiliate Receivables	$_________
- Non-assignable	$_________
- Other	$_________
- Total		$_________

3. Eligible Accounts [Item 1 minus Item 2]		$_________

4. Item 3 times 75%		$_________

5. Gross Inventory		$_________

6. Less Ineligibles	$_________
- Administrative Agent’s Lien Not Perfected	$_________
- Subject to other Lien	$_________
- Not Salable	$_________
- In Excess of $30,000,000 Located Off-Site	$_________
- Reserve for Amounts Due Third Parties Holding Collateral Off-Site	$_________
- Not located in U.S.	$_________
- Other	$_________
- Total		$_________

7. Eligible Inventory [Item 5 minus Item 6]		$_________

8. Item 7 times 50%		$_________

9. Borrowing Base Item 4 plus Item 8		$_________

10. Revolving Loan Availability (lesser of Item 9 and the Revolving Commitment)		$_________

11. Revolving Outstandings (includes L/C Obligations)	$_________
_________________________ 1 The Accounts and Inventory of Titan Wheel Corporation of Virginia shall be excluded from the calculation of the Borrowing Base.

12. Availability [Excess of Item 10 over Item 11]	$_________

13. Required Prepayment [Excess of Item 11 over Item 10]	$_________

EXHIBIT A

[REAFFIRMATION]